As filed with the Securities and Exchange Commission on August 13, 2009

Registration No. 333-112957
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	4899	13-3818604
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121
(858) 812-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric DeMarco
President and Chief Executive Officer
4810 Eastgate Mall
San Diego, CA 92121
(858) 812-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Scott M. Stanton, Esq.
Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92130
(858) 720-5100

Approximate date of commencement of proposed sale of the securities to the public:  Not applicable

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Registrant”), files this Post-Effective Amendment to the following Registration Statement on Form S-4 and hereby deregisters all securities of the Registrant unsold under the Registration Statement:

Registration Statement on Form S-4, as amended (file no. 333-112957), registering $200,000,000 of common stock of the Registrant, par value $0.001 per share, filed with the Securities and Exchange Commission on February 19, 2004, as amended on March 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on August 13, 2009.

Kratos Defense & Security Solutions, Inc.

By:	/s/ Eric M. DeMarco
Eric M. DeMarco President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement reflected on the cover page of this filing has been signed by the following persons in the capacities indicated on August 13, 2009.

NAME		TITLE	DATE

/s/ Eric M. DeMarco		President, Chief Executive Officer and Director	August 13, 2009
Eric M. DeMarco

/s/ Scott I. Anderson*		Director	August 13, 2009
Scott I. Anderson

/s/ Bandel L. Carano*		Director	August 13, 2009
Bandel L. Carano

/s/ William A. Hoglund*		Director	August 13, 2009
William A. Hoglund

Director
Scot B. Jarvis

Director
Samuel N. Liberatore

	*By:	/s/ Eric M. DeMarco
Eric M. DeMarco Attorney-in-Fact